Exhibit 99.1
DOLAN MEDIA COMPANY NAMES LAUREN RICH FINE
TO ITS BOARD OF DIRECTORS
MINNEAPOLIS, MINNESOTA – July 29, 2008 – Dolan Media Company (NYSE: DM), a leading provider of business information and professional services to the legal, financial and real estate sectors in the United States, today announced the election of Lauren Rich Fine, CFA to its board of directors on July 25, 2008. The board also appointed Rich Fine to the company’s compensation committee.
Dolan Media Chairman, President and Chief Executive Officer James P. Dolan said Rich Fine’s career as a leading Wall Street equity research analyst made her an ideal addition to the board. “Lauren knows practically everybody in our sector, she has really good insights into a great many business models, and she is widely respected among investors,” Dolan said. “She has seen failure, she has seen success, and she is blunt to the point of pain in telling you what she thinks. That’s the making of a great director.”
He noted the company met Rich Fine in early 2007 as Dolan Media prepared for its initial public offering. Rich Fine left Merrill Lynch before the IPO project geared up, but Dolan Media’s interest in working with her remained.
“Dolan Media Company is unusual among media companies as it is fast growing, albeit complex,” said Rich Fine. “I look forward to using my past professional experiences to assist Jim, the board and management in moving the company forward and telling its story.”
Rich Fine, 48, is currently a practitioner in residence at Kent State University’s College of Communication and Information, where she teaches and is helping the school develop its curricula to serve the changing media landscape. She recently completed a term on the advisory board of the Poynter Institute, a school for journalists. She is a frequent commentator on current issues, writing and blogging about issues in media.
Previously Rich Fine was managing director at Merrill Lynch & Co. in the Economics & Securities Research Division covering the publishing, information, advertising and online industries. During her 19-year equity research career at Merrill Lynch, Rich Fine was a ranked member of the Institutional Investor All-American Research Team for 14 years, holding the number one position for 11 years. She has a master’s degree in business administration from New York University’s Stern School of Management and a bachelor of arts degree in psychology and economics from Tufts University.
Currently Rich Fine serves on a number of private company and organization boards including the marketing services company Brand Muscle, The Cleveland Film Society,

the Cleveland Jewish News, Chautauqua Foundation, the communications consulting firm Dix & Eaton, and the Laurel School & Urban Community School.
Safe Harbor Statement
This release may contain forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. The words “expect,” “believes,” “continue,” “will,” “look to” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause our actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. Please see “Risk Factors” contained in Item 1A of our annual report on Form 10-K filed with the SEC on March 28, 2008 and Item 1A of our quarterly report on Form 10-Q filed with the SEC on May 8, 2008, both available at the SEC’s website at www.sec.gov, for a description of the risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, we assume no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.
Investor Contact:
Haug Scharnowski
Director of Investor Relations, Dolan Media Company
haug.scharnowski@dolanmedia.com
612-317-9430